UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2007, K2 Inc. (“K2”) (NYSE: KTO) entered into an Aircraft Lease Agreement (the “Lease”) with Heckmann Enterprises, Inc. (“Heckmann Enterprises”), a corporation 100% owned by Mr. Richard J. Heckmann, K2’s Chairman and Chief Executive Officer. Under the Lease, which has a term expiring on December 31, 2011, K2 will lease a private aircraft owned by Heckmann Enterprises for a monthly lease payment of $30,000. The Lease is a net lease and during the term, except as described below, K2 will be responsible for all costs associated with the aircraft. During the term of the Lease, Mr. Heckmann has the right to use the aircraft for personal use on a flight available basis, provided that Mr. Heckmann pays all variable costs associated with such personal use, including, without limitation, fuel costs, landing fees and equipment insurance. K2 and Heckmann Enterprises have also agreed on a sharing of scheduled and unscheduled maintenance costs based primarily on usage of the aircraft. The Lease may be terminated on certain conditions as set forth in the Lease and may be terminated by either party for any reason on ninety (90) days prior notice. We believe the cost to K2 to lease the aircraft is below market as compared to fees of other providers leasing comparable aircraft for comparable hours.

Item 1.02. Termination of a Material Definitive Agreement.

On January 17, 2007, and simultaneously with entering into the Lease, K2 entered into a Termination of Reimbursement Agreement (the “Termination Agreement”) with Mr. Heckmann. K2 and Mr. Heckmann had previously entered into that certain Reimbursement Agreement, dated as of October 28, 2003, and that certain Amendment No. 1 to Reimbursement Agreement dated as of July 6, 2004 (together, the “Reimbursement Agreement”). Pursuant to the Reimbursement Agreement, K2 reimbursed Mr. Heckmann for costs associated with K2’s use of Mr. Heckmann’s aircraft on K2 business. Pursuant to the Termination Agreement, the Reimbursement Agreement is terminated, but this termination does not affect any liability or obligation of K2 or Mr. Heckmann with respect to usage of the aircraft occurring prior to the termination.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Reference
10.1	Aircraft Lease Agreement, dated as of January 17, 2007, between Heckmann Enterprises, Inc. and K2 Inc.

10.2	Termination of Reimbursement Agreement, dated as of January 17, 2007, between Mr. Richard J. Heckmann and K2 Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: January 19, 2007	/s/ Monte H. Baier
Monte H. Baier
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Aircraft Lease Agreement, dated as of January 17, 2007, between Heckmann Enterprises, Inc. and K2 Inc.

10.2	Termination of Reimbursement Agreement, dated as of January 17, 2007, between Mr. Richard J. Heckmann and K2 Inc.